Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Timothy C. Scott, President Phone: 866-594-5999	Allison + Partners Tom Smith, Managing Director – Investor Relations Phone: 646-428-0653

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS REESTABLISHES STRATEGIC ADVISORY BOARD

Ed Pershing Named Strategic Advisory Board Chairman, Also Appointed Board of Directors Observer;

Bruce Horowitz Retained as Chief Operations Consultant

KNOXVILLE, TN, April 20, 2017 — Provectus Biopharmaceuticals, Inc. (OTCQB: PVCT, www.provectusbio.com) (“Provectus” or the “Company”), a clinical-stage oncology and dermatology biopharmaceutical company, today announced the reestablishment of the Company’s Strategic Advisory Board (the “SAB”). The SAB will comprise business, medical, clinical, and biopharmaceutical industry experience elements. Initial SAB appointees are John W. ‘Jack’ Lacey III, M.D., and Ed Pershing as SAB Chairman.

Provectus today also announced Mr. Pershing was appointed an observer (serving exclusively in an advisory capacity only) of the Company’s board of directors (the “Board”), and Bruce Horowitz was retained as Provectus’ chief operations consultant.

Dr. Lacey was the former Chief Medical Officer and Senior Vice President of University of Tennessee Medical Center (“UTMC”), a 600+ bed academic medical center based in Knoxville, since 1998, and retired from UTMC in 2016. He also operated his own internal medicine practice for 32 years. Dr. Lacey graduated from the University of Tennessee with a Bachelor’s degree in nuclear engineering and the University of Tennessee (Memphis) with a Doctor of Medicine degree. He was with UTMC for 40 of the academic medical center and hospital’s 60+ years. Dr. Lacey also helped create Knoxville Area Project Access, a partnership with the Knoxville Academy of Medicine and providers to give primary and specialty health services to the uninsured and medically underserved, and was the inaugural chair of the Governor’s Health and Wellness Task Force, which helped raise Tennessee’s national health ranking.

Dominic Rodrigues, Chairman of the Board of Provectus, said, “Provectus is extremely fortunate to gain the involvement of Dr. Lacey, who is widely recognized as having left a profound and lasting legacy at University of Tennessee Medical Center, as a physician, a chief medical officer, a business executive, and a team and community leader.”

Mr. Pershing has co-founded multiple professional services firms specializing in healthcare related matters. His healthcare experience and expertise includes turnaround/performance improvement initiatives, long-range planning studies, development of numerous hospital and medical office projects, restructuring of healthcare organizations, liaison between boards of directors and management in crafting corporate visions and strategies, mergers, acquisitions, divestitures, and leasing arrangements. Mr. Pershing also has served as an expert witness on healthcare industry matters and in several Certificate of Need appeals, and represented healthcare organizations before regulatory agencies. He graduated from the University of Tennessee with a Bachelor of Science in Accounting. Mr. Pershing is a Certified Professional Accountant.

Mr. Rodrigues added, “Ed brings impeccable integrity and accountability across the country back to the Company. We owe it to patients around the world, their family and friends, and their physicians to finish the Company’s development work, and enable them to share in and own this legacy of outcome.”

As chief operations consultant to Provectus, Mr. Horowitz’s responsibilities will include overseeing company operations and the work of executives, managers, and staff members; prioritizing and continuing the Company’s search for a Chief Medical Officer and a new Chief Executive Officer; assisting in fundraising activities; and, managing certain partner and vendor relationships.

Mr. Rodrigues concluded, “Bruce brings much needed leadership to the Company as we continue its transition towards executing the new business plan, which includes fortifying the management team.”

About Provectus

Provectus is a clinical-stage biopharmaceutical company developing new therapies for the treatment of solid tumor cancers and dermatologic diseases. Provectus’ investigational oncology drug, PV-10, is an oncolytic immunotherapy currently enrolling patients in Phase 3 clinical trials for metastatic melanoma. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug, has completed Phase 2 clinical trials as a treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Allison + Partners.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016).